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                                                                    EXHIBIT 99.5
PROXY
                             PHOTON DYNAMICS, INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON NOVEMBER  , 1999

 The undersigned hereby appoints Vincent Sollitto and Richard Dissley and each of them, as attorneys and proxies of the undersigned, with full power of sub-stitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the principal executive offices, 6325
San Ignacio Avenue, San Jose, California 95119 on      , November  , 1999 at
10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accor-dance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIF-ICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICAT-ED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                  Continued and to be signed on reverse side
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                                  Please mark
                                  votes as in
                                  this example
                                       X
Management Recommends a Vote FOR the Nominees for Director listed below and a vote FOR Proposals 1, 3, 4, 5 And 6

1. To approve the issuance of shares of the Company's Common Stock, pursuant to the Agreement and Plan of Merger and Reorganization dated August 10, 1999

  Nominees:
       Vincent Sollitto, Jr., Francois J. Henley, E. Floyd Kvamme, Barry L.
       Cox,
       Michael J. Kim and Malcolm J. Thompson

       FOR       WITHHELD   MARK HERE IF YOU PLAN
                            TO ATTEND THE MEETING

                            MARK HERE FOR ADDRESS
                            CHANGE AND NOTE BELOW

[_]
  _____________________
 For all nominees except as noted above

2. To elect directors to
   serve for the ensuing
   year and until their
   successors are elected.

3. To approve the Company's
   1995 Stock Option Plan,
   as amended, to increase
   the aggregate number of
   shares of Common Stock
   authorized for issuance
   under such plan by
   250,000 shares.

4. To approve the Company's
   1995 Employee Stock
   Purchase Plan, as
   amended, to increase the
   aggregate number of
   shares of Common Stock
   authorized for issuance
   under such plan by
   200,000 shares.

5. To ratify the selection
   of Ernst & Young LLP as
   independent auditors of
   the Company for its
   fiscal year ending
   September 30, 2000.

6. To transact such
   other business as
   may properly come
   before the meeting
   or any adjournment
   of postponement
   thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature: Date: _____ Signature:  Date: _____
FOR   AGAINST
            ABSTAIN


FOR   AGAINST
            ABSTAIN


FOR   AGAINST
            ABSTAIN


FOR   AGAINST
            ABSTAIN


FOR   AGAINST
            ABSTAIN